UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2016

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134-1376
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2016, Brocade Communications Systems, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that the Company’s Board of Directors (the “Board”) had elected Kim C. Goodman as a director, effective on February 8, 2016. At the time of filing the Original Form 8-K, Board committee assignments for Ms. Goodman had not yet been determined.
On June 7, 2016, the Board reconstituted its Compensation Committee and its Corporate Development Committee, effective June 8, 2016. As part of that reconstitution, Ms. Goodman was appointed as a member of the Compensation Committee, which, in addition to Ms. Goodman, is now composed of L. William Krause (chair), David L. House and Sanjay Vaswani. Ms. Goodman was also appointed as a member of the Corporate Development Committee, which, in addition to Ms. Goodman, is now composed of David E. Roberson (chair), John W. Gerdelman and David L. House.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: June 10, 2016	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary